EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT
I, Charles Duginski, Chief Executive Officer of Chaparral Energy Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:
(1)the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	August 17, 2020
/s/ Charles Duginski
Charles Duginski
Chief Executive Officer